COEUR
THE PRECIOUS METALS COMPANY

NEWS RELEASE
Contact: Scott Lamb 208-665-0777

COEUR REPORTS RECORD RESULTS FOR FOURTH QUARTER 2005;
FORECASTS 30% INCREASE IN SILVER PRODUCTION IN 2006;
PROVIDES UPDATE ON TWO DEVELOPMENT PROJECTS

— HIGHLIGHTS —

•	Company reports all-time record for quarterly net income

•	Quarterly net income of $9.9 million, or $0.04 per diluted share

•	Quarterly silver production of 3.9 million oz

•	Quarterly gold production of 36,000 oz

•	30 percent decline in silver cash cost/oz from first to second half of 2005

•	Full-year net income of $10.6 million, or $0.04 per diluted share

•	Full-year silver production of 13.7 million ounces

•	Full-year gold production of 134,000 ounces

•	13 percent increase in proven and probable silver mineral reserves year over year

COEUR D’ALENE, Idaho – March 7, 2006 – Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM), the world’s largest primary silver producer and a growing gold producer, today reported record quarterly net income of $9.9 million, or $0.04 per diluted share, for the fourth quarter of 2005, compared to net income of $8.3 million, or $0.03 per diluted share, for the year-ago period. Results for the year-ago quarter included a tax benefit of $5.8 million.

For the full year 2005, the company reported net income of $10.6 million, or $0.04 per diluted share, compared to a net loss of $16.9 million, or $0.08 per diluted share, for 2004.

Revenues for the fourth quarter and full year of 2005 reached all-time highs. Revenue for the fourth quarter of 2005 was $54.8 million, a 22 percent increase compared to revenue of $44.8 million in the year-ago period. Revenue for the full year of 2005 was $172.3 million, a 30 percent increase compared to revenue of $132.8 million in the year-ago period.

In commenting on the company’s performance, Dennis E. Wheeler, Chairman, President and Chief Executive Officer, said “The company reported an all-time record level of quarterly net income in the fourth quarter of 2005 due in large measure to solid overall operating performance in a market characterized by strong demand and robust price levels.”

Wheeler added, “We are seeing the benefits of our strategy to significantly increase our low-cost production ounces, reserves, cash flow and resulting earnings, a strategy that was strengthened by our 2005 Australian acquisitions. Our cash cost per ounce of silver remained very competitive and actually showed a 30 percent decline during the second half of 2005 as compared with the first six months of the year.”

Coeur currently expects 2006 silver production to be approximately 18 million ounces, a 31 percent increase over the level of 2005, and depending on the outcome of the company’s review of strategic alternatives for Coeur Silver Valley in Idaho. The company expects a consolidated silver cash cost per ounce of approximately $4.11 per ounce, approximately 4 percent below the consolidated cash cost for 2005. The company expects full-year gold production to be approximately 129,000 ounces.

Fourth Quarter 2005 Results (March 7, 2006)	Page 1 of 14

Highlights by Individual Property

•	Cerro Bayo (Chile) – At a silver cash cost of $0.54 per ounce for 2005, Cerro Bayo remained the lowest-cost mine in Coeur’s system. Coeur’s exploration efforts during 2005 at Cerro Bayo were extremely successful, increasing proven and probable silver mineral reserves by 22 percent and gold by 14 percent. In addition, measured and indicated silver mineral resources increased by 12 percent and inferred by 107 percent, while measured and indicated gold mineral resources increased by 18 percent and inferred by 59 percent — all compared to year-end 2004 levels. Fourth quarter silver production continued a trend of successively higher quarterly production during 2005, and was 18 percent above production in the first quarter of the year due to improved grade. Silver and gold production in the fourth quarter of 2005 were below the unusually high levels of the year-ago quarter due to fewer tons mined.

•	Martha (Argentina) – silver production in the fourth quarter of 2005 was up 9 percent relative to the year-ago quarter. Silver cash cost per ounce was generally consistent at $4.60 during the year. Despite record production levels in 2005, Coeur increased silver proven and probable mineral reserves at Martha during the year, and more than doubled its inferred silver mineral resource.

•	Endeavor (Australia) — Since Coeur’s acquisition of the Endeavor mine’s silver reserves and production in May of 2005, the property contributed 316,169 silver ounces at a low cash cost per ounce of $2.05. Silver production in the fourth quarter of 2005 was affected by an uncontrolled rock fall that limited mining activity and affected cash cost per ounce. Coeur expects 2006 production to approach an annual rate of approximately 1 million ounces, with more than half of that amount coming in the second half of the year. (Year-ago comparisons for Endeavor are not meaningful because the mineral interest was acquired in the second quarter of 2005.) In addition to providing low-cost silver production, Endeavor contributed more than 23 million ounces to Coeur’s proven and probable mineral reserves.

•	Broken Hill (Australia) – Since Coeur’s acquisition of the Broken Hill mine’s silver reserves and production in September of 2005, the property contributed 657,093 ounces of silver production at a low cash cost per ounce of $2.72. Silver production in the fourth quarter was 574,083 ounces. (Year-ago comparisons for Broken Hill are not meaningful because the mineral interest was acquired in the third quarter of 2005.) In addition to providing low-cost silver production, Broken Hill contributed nearly 15 million ounces to Coeur’s proven and probable mineral reserves.

•	Rochester (Nevada) – This property had an exceptionally strong second half of the year, with silver production 44 percent above that of the first half of 2005, and gold production 48 percent above the level of the first half. Additionally, silver cash cost per ounce declined 52 percent during the second half of 2005, despite an upward trend in the price of energy and steel. Silver and gold production for the fourth quarter were modestly below the levels of a year-ago due to fewer tons mined.

•	Galena (Coeur Silver Valley, Idaho) – Silver production for the fourth quarter of 2005 was below that of the fourth quarter of 2004 due to lower than expected ore grades and shorter vein lengths in certain areas of the mine. The same factors caused an increase in cash cost per ounce of silver for the fourth quarter of 2005 relative to the year-ago period. However, over the course of the fourth quarter and into early 2006, Galena has reported a trend of improved monthly production and indications of higher ore grades. As previously disclosed, the company is evaluating strategic alternatives for Galena and the associated assets of Coeur Silver Valley. The company has said those alternatives could include a possible sale of this subsidiary.

Increase in Proven and Probable Silver Reserves

As of January 1, 2006, the company’s proven and probable silver mineral reserves total 221.4 million ounces, a 13 percent increase relative to the level of January 1, 2005, largely due to increases at the company’s South American properties and the acquisitions in Australia. Proven and probable gold mineral reserves at January 1, 2006 were 1.3 million ounces, and the company remains optimistic for expansion of gold reserves due to ongoing exploration drilling at Kensington, where Coeur has focused on further definition and expansion of its mineral resources and reserves.

Fourth Quarter 2005 Results (March 7, 2006)	Page 2 of 14

Capital Investment and Balance Sheet Highlights

The company had $240.4 million in cash and short-term investments as of December 31, 2005. Capital spending during the fourth quarter of 2005 totaled $31.7 million, primarily associated with the Kensington gold mine. For the full year 2005, capital investment totaled $116.8 million, primarily associated with Kensington and the acquisitions of the Endeavor and Broken Hill assets in Australia. The company currently expects capital investment in 2006 to approximate $182 million, primarily associated with Kensington, the resumption of a more aggressive construction schedule at the San Bartolome silver mine in Bolivia, and the remaining payment on the Endeavor acquisition.

Update on Kensington Gold Project (Alaska)

As previously announced, the U.S. Army Corps of Engineers temporarily suspended the mine’s Section 404. However, the company has continued to conduct construction activities not governed by the Section 404 permit. The Company believes the permit will be reinstated upon completion of the review, which is expected in the first quarter of 2006.

Due to a broad increase in the cost of materials and supplies impacting the industry in general, the company retained an independent engineering firm to review its capital cost estimate for Kensington during the fourth quarter of 2005. As a result of increased earthwork requirements, increased storm water management programs, the costs associated with challenges to the project’s permits, and the general increase in commodity prices, the company currently estimates the total cost of construction to be approximately $190 million. The project is expected to have an annual production rate of 100,000 ounces and the estimated cash operating cost per ounce is expected to be $250. The company expects Kensington capital investment to total approximately $77 million during 2006. The company currently expects that Kensington can begin operations during 2007.

During the second half of 2005, the company began an extensive exploration program at Kensington designed to increase the size and geologic continuity of gold mineralization currently in indicated and inferred mineral resources. The company completed 34,000 feet of core drilling from 74 drill holes. Of these holes, 87 percent encountered gold mineralization equal to or greater than 0.12 ounces per ton, the cut-off for its mineral resources. In addition, 5,000 feet of core drilling was completed on its adjacent Jualin property. The company continues to drill at both properties and expects to update its mineral reserves and mineral resources at Kensington during 2006 as information is received.

Update on San Bartolome Silver Project (Bolivia)

An updated project review has confirmed the $135 million capital cost estimates for the project, which is expected to produce 6 to 8 million annual ounces of silver at a cash cost of $3.50 per ounce. The Bolivian national election was recently completed without the necessity for a runoff, with the election of President Evo Morales. The Company is targeting mid-year 2006 as the date to resume full scale construction activities at the site. Additional construction work planned for the first half of 2006 includes the construction of access roads to and around the site, rough-cut grading of the mill site, construction of ore stockpile areas, and the construction of a fence around the perimeter of the plant site area.

Coeur d’Alene Mines Corporation is the world’s largest primary silver producer and a growing gold producer. The Company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Idaho.

Conference Call Information

Coeur d’Alene Mines Corporation will hold a conference call to discuss the Company’s fourth quarter 2005 results at 1 p.m. Eastern time on March 7, 2006. To listen live via telephone, call (800) 811-7286 (US and Canada) or (913) 981-4902 (International). The conference call and presentation will also be web cast on the Company’s web site www.coeur.com. A replay of the call will be available through March 13, 2006. The replay dial-in numbers are (888) 203-1112 (US and Canada) and (719) 457-0820 (International) and the access code is 6145142.

Fourth Quarter 2005 Results (March 7, 2006)	Page 3 of 14

Cautionary Statement

Company press releases may contain numerous forward-looking statements within the meaning of securities legislation in the United States and Canada relating to the Company’s silver and gold mining business. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control. Operating, exploration and financial data, and other statements in this document are based on information the Company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from the Company’s future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in the Company’s filings from time to time with the SEC and the Ontario Securities Commission, including, without limitation, the Company’s reports on Form 10-K and Form 10-Q. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

Fourth Quarter 2005 Results (March 7, 2006)	Page 4 of 14

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(In Thousands, except per share data)
REVENUES
Sales of metal	$54,793	$44,766	$172,336	$132,807

COSTS AND EXPENSES
Production costs applicable to sales	31,897	28,225	104,930	82,352
Depreciation and depletion	6,513	4,319	20,885	18,800
Administrative and general	4,806	4,720	19,417	15,914
Exploration	2,564	2,648	11,914	9,651
Pre-development	5	2,681	6,057	11,449
Write-down of mining properties and other holding costs	793	377	1,379	1,983
Litigation settlement	--	--	1,600	--

Total cost and expenses	46,578	42,970	166,182	140,149

OTHER INCOME AND EXPENSE
Interest and other income	3,015	2,063	8,365	3,205
Interest expense, net of capitalized interest	(616)	(574)	(2,485)	(2,831)
Merger expenses	--	(781)	--	(15,675)

Total other income and expense	2,399	708	5,880	(15,301)

INCOME (LOSS) FROM CONTINUING OPERATIONS	10,614	2,504	12,034	(22,643)
Income tax (provision) benefit	(670)	5,785	(1,483)	5,785

NET INCOME (LOSS)	9,944	8,289	10,551	(16,858)
Other comprehensive income (loss)	192	(382)	447	(908)

COMPREHENSIVE INCOME (LOSS)	$10,136	$7,907	$10,998	$(17,766)

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
Income (loss) per share
Net income (loss)	$0.04	$0.04	$0.04	$(0.08)

Diluted income (loss) per share:
Net income (loss)	$0.04	$0.03	$0.04	$(0.08)

Weighted average number of shares of common stock
Basic	249,868	224,163	242,915	215,969
Diluted	274,384	248,747	243,683	215,969

Fourth Quarter 2005 Results (March 7, 2006)	Page 5 of 14

COEUR D’ALENE MINES CORPORATIONPRODUCTION
STATISTICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
ROCHESTER MINE
Silver ozs	1,666,958	1,717,646	5,720,489	5,669,074
Gold ozs	20,458	24,544	70,298	69,456
Cash Costs per oz./silver	$3.02	$1.97	$4.82	$3.93
Full Costs per oz./silver	$4.66	$3.52	$6.66	$5.66

GALENA MINE (COEUR SILVER VALLEY)
Silver ozs	330,537	874,573	2,060,338	3,521,813
Gold ozs	77	88	282	354
Cash Costs per oz./silver	$12.40	$5.94	$8.37	$5.46
Full Costs per oz./silver	$13.88	$6.55	$9.34	$6.02

CERRO BAYO MINE
Silver ozs	781,083	1,256,428	2,875,047	3,235,192
Gold ozs	14,347	21,837	61,058	57,558
Cash Costs per oz./silver	$1.09	$(1.05)	$0.54	$1.01
Full Costs per oz./silver	$3.18	$(0.77)	$2.30	$2.43

MARTHA MINE
Silver ozs	538,411	492,952	2,093,464	1,709,069
Gold ozs	657	674	2,589	2,318
Cash costs per oz./silver	$4.84	$4.81	$4.60	$4.08
Full costs per oz./silver	$5.29	$5.95	$5.01	$5.05

ENDEAVOR MINE(A)
Silver ozs	37,091	--	316,169	--
Cash Costs per oz./silver	$2.89	--	$2.05	--
Full Costs per oz./silver	$4.64	--	$3.35	--

BROKEN HILL MINE(A)
Silver ozs	574,083	--	657,093	--
Cash costs per oz./silver	$2.73	--	$2.72	--
Full costs per oz./silver	$5.60	--	$5.47	--

CONSOLIDATED PRODUCTION TOTALS
Silver ozs	3,928,163	4,341,599	13,722,600	14,135,148
Gold ozs	35,538	47,143	134,227	129,686
Cash costs per oz./silver	$3.63	$2.22	$4.26	$3.66
Full costs per oz./silver	$5.37	$3.17	$5.77	$4.94

CONSOLIDATED SALES TOTAL
Silver ozs. sold	4,253,170	3,949,650	14,707,933	13,354,961
Gold ozs. sold	39,233	42,989	146,749	117,257
Realized price per silver oz	$8.23	$7.20	$7.44	$6.82
Realized price per gold oz	$497	$427	$452	$409

(A)     The Company acquired its interests in the Endeavor and Broken Hill mines in May 2005 and September 2005, respectively.

Fourth Quarter 2005 Results (March 7, 2006)	Page 6 of 14

        The following tables present reconciliation between Non-GAAP cash costs per ounce to GAAP production costs:

YEAR ENDED DECEMBER 31, 2005
(In thousands except ounces
and per ounce costs)

	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total

Production of Silver (ounces)	5,720,489	2,060,338	2,875,047	2,093,464	316,169	657,093	13,722,600
Cash Costs per ounce	$4.82	$8.37	$0.54	$4.60	$2.05	$2.72	$4.26

Total Cash Costs	$27,575	$17,248	$1,542	$9,637	$648	$1,790	$58,440
Add/Subtract:
Third Party Smelting Costs	--	(3,091)	(2,783)	(1,165)	(370)	(570)	(7,979)
By-Product Credit	31,601	2,722	27,114	1,152	--	--	62,589
Deferred Stripping Adjustment	140	--	--	--	--	--	140
Change in Inventory	(14,769)	(181)	7,421	(328)	--	(403)	(8,260)

Production costs applicable to
sales	$44,547	$16,698	$33,294	$9,296	$278	$817	$104,930

YEAR ENDED DECEMBER 31, 2004
(In thousands except ounces
and per ounce costs)
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total

Production of Silver (ounces)	5,669,074	3,521,813	3,235,192	1,709,069	--	--	14,135,148
Cash Costs per ounce	$3.93	$5.46	$1.01	$4.08	--	--	$3.66

Total Cash Costs (000's)	$22,287	$19,231	$3,253	$6,975	--	--	$51,746
Add/Subtract:
Third Party Smelting Costs	--	(5,117)	(4,106)	(887)	--	--	(10,110)
By-Product Credit	28,646	3,766	23,845	951	--	--	57,208
Deferred Stripping Adjustment	(403)	1	110	--	--	--	(292)
Change in Inventory	(13,380)	756	(3,212)	(364)	--	--	(16,200)

Production costs applicable to
sales	$37,150	$18,637	$19,890	$6,675	--	--	$82,352

THREE MONTHS ENDED DECEMBER 31, 2005
(In thousands except ounces
and per ounce costs)
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total

Production of Silver (ounces)	1,666,958	330,537	781,083	538,410	37,091	574,083	3,928,162
Cash Costs per ounce	$3.02	$12.40	$1.09	$4.84	$2.89	$2.73	$3.63

Total Cash Costs (000's)	$5,040	$4,099	$851	$2,607	$107	$1,566	$14,270
Add/Subtract:
Third Party Smelting Costs	--	(471)	(685)	(354)	(77)	(499)	(2,086)
By-Product Credit	9,964	498	6,965	317	--	--	17,744
Deferred Stripping Adjustment	395	--	--	--	--	--	395
Change in Inventory	355	140	2,150	(703)	35	(403)	1,574

Production costs applicable to
sales	$15,754	$4,266	$9,281	$1,867	$65	$664	$31,897

Fourth Quarter 2005 Results (March 7, 2006)	Page 7 of 14

THREE MONTHS ENDED DECEMBER 31, 2004
(In thousands except ounces
and per ounce costs)
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total

Production of Silver (ounces)	1,717,646	874,573	1,256,428	492,952	--	--	4,341,599
Cash Costs per ounce	$1.97	$5.94	$(1.05)	$4.81	--	--	$2.22

Total Cash Costs (000's)	$3,386	$5,192	$(1,313)	$2,371	--	--	$9,636
Add/Subtract:
Third Party Smelting Costs	--	(1,469)	(1,493)	(287)	--	--	(3,249)
By-Product Credit	10,677	1,207	9,526	293	--	--	21,703
Deferred Stripping Adjustment	(100)	--	51	--	--	--	(49)
Change in Inventory	(1,141)	442	780	103	--	--	184

Production costs applicable to
sales	$12,822	$5,372	$7,551	$2,480	--	--	$28,225

(1)     The Company acquired its interests in the Endeavor and Broken Hill mines in May 2005 and September 2005, respectively

        “Cash Costs per Ounce” are calculated by dividing the cash costs computed for each of the Company’s mining properties for a specified period by the amount of gold ounces or silver ounces produced by that property during that same period. Management uses cash costs per ounce as a key indicator of the profitability of each of its mining properties. Gold and silver are sold and priced in the world financial markets on a US dollar per ounce basis. By calculating the cash costs from each of the Company’s mines on the same unit basis, management can easily determine the gross margin that each ounce of gold and silver produced is generating.

        “Cash Costs” are costs directly related to the physical activities of producing silver and gold, and include mining, processing and other plant costs, third-party refining and smelting costs, marketing expense, on-site general and administrative costs, royalties, in-mine drilling expenditures that are related to production and other direct costs. Sales of by-product metals are deducted from the above in computing cash costs. Cash costs exclude depreciation, depletion and amortization, corporate general and administrative expense, exploration, interest, and pre-feasibility costs and accruals for mine reclamation. Cash costs calculated and presented using the “Gold Institute Production Cost Standard” applied consistently for all periods presented.

        Cash costs per ounce is a non-GAAP measurement and you are cautioned not to place undue reliance on it and are urged to read all GAAP accounting disclosures presented in the consolidated financial statements and accompanying footnotes. In addition, see the reconciliation of “cash costs” to production costs above.

Fourth Quarter 2005 Results (March 7, 2006)	Page 8 of 14

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS	(In Thousands)

CURRENT ASSETS
Cash and cash equivalents	$214,626	$273,079
Short-term investments	25,726	48,993
Receivables	30,022	10,634
Ore on leach pad	25,394	15,046
Metal and other inventory	15,369	17,639
Deferred tax assets	2,255	2,592
Prepaid expenses and other	5,613	3,727

	319,005	371,710
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	108,964	85,070
Less accumulated depreciation	(59,770)	(54,154)

	49,194	30,916
MINING PROPERTIES
Operational mining properties	131,577	121,344
Less accumulated depletion	(109,265)	(100,079)

	22,312	21,265

Mineral interests	72,201	20,125
Accumulated depletion	(2,218)	--

	69,983	20,125

Non-producing and development properties	72,488	26,071

	164,783	67,461
OTHER ASSETS
Ore on leach pad, non-current portion	29,254	28,740
Restricted cash and cash equivalents	16,943	10,847
Debt issuance costs, net	5,454	5,757
Deferred tax assets	923	1,811
Other	9,260	8,535

	61,834	55,690

TOTAL ASSETS	$594,816	$525,777

Fourth Quarter 2005 Results (March 7, 2006)	Page 9 of 14

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	(In thousands except share data)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$17,936	$8,389
Accrued liabilities and other	6,002	5,306
Accrued interest payable	1,031	1,035
Accrued salaries and wages	8,419	6,379
Current portion of remediation costs	503	1,041

	33,891	22,150

LONG-TERM LIABILITIES
1 1/4% Convertible Senior Notes due January 2024	180,000	180,000
Reclamation and mine closure	30,988	23,670
Other long-term liabilities	8,384	6,503

	219,372	210,173
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common Stock, par value $1.00 per share; authorized 500,000,000 shares, issued 250,961,353 and 241,028,303 shares in 2005 and 2004
(1,059,211 shares held in treasury)	250,961	241,028
Additional paid-in capital	656,977	629,809
Accumulated deficit	(551,357)	(561,908)
Shares held in treasury	(13,190)	(13,190)
Accumulated other comprehensive loss	(1,838)	(2,285)

	341,553	293,454

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$594,816	$525,777

Fourth Quarter 2005 Results (March 7, 2006)	Page 10 of 14

CONSOLIDATED STATEMENTS OF CASH FLOWS
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,944	$8,289	$10,551	$(16,858)
Add (deduct) non-cash items:
Depreciation and depletion	6,513	4,319	20,885	18,800
Deferred taxes	1,684	(4,403)	1,629	(4,403)
Unrealized (gain) loss on embedded derivative	(2,138)	519	(2,863)	881
Amortization of restricted stock compensation	350	143	1,237	1,137
Amortization of debt issuance costs	76	76	303	408
Amortization of premium and/or discount on short-term
investments	88	330	790	1,527
Other non-cash charges	(173)	(56)	250	(18)
Changes in operating assets and liabilities:
Receivables	(6,480)	(3,743)	(19,387)	(2,532)
Prepaid expenses and other	941	(98)	(152)	(486)
Inventories	2,062	156	(8,591)	(16,798)
Accounts payable and accrued liabilities	1,583	(10,051)	2,023	(239)

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	14,450	(4,519)	6,675	(18,581)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(11,238)	(3,669)	(45,657)	(63,619)
Proceeds from sales of short-term investments	27,089	6,632	62,296	29,864
Capital expenditures	(31,673)	(4,656)	(116,827)	(10,514)
Other	199	204	294	482

CASH USED IN INVESTING ACTIVITIES	(15,623)	(1,489)	(99,894)	(43,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	--	--	--	(9,561)
Proceeds from issuance of common stock	--	119,803	36,493	119,803
Payments of common stock issuance costs	(13)	(6,702)	(557)	(6,702)
Proceeds from issuance of notes	--	--	--	180,000
Payments of debt issuance costs	--	--	--	(6,089)
Borrowings from bank on working capital facility	--	--	--	6,056
Payments to bank on working capital facility	--	--	--	(8,422)
Other	(250)	(70)	(1,170)	(2,055)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:	(263)	113,031	34,766	273,030

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,436)	107,023	(58,453)	210,662

Cash and cash equivalents at beginning of period	216,062	166,056	273,079	62,417

Cash and cash equivalents at end of period	$214,626	$273,079	$214,626	$273,079

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest	$23	$--	$2,280	$1,572

Fourth Quarter 2005 Results (March 7, 2006)	Page 11 of 14

Proven Mineral Reserves (Year-end 2005)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	10,168	0.86	0.011	8,765	113
Silver Valley	Idaho, USA	236	25.65	--	6,048	--
Cerro Bayo	Chile	439	8.58	0.15	3,764	68
Martha	Argentina	25	58.69	0.08	1,488	2
San Bartolome	Bolivia	--	--	--	--	--
Kensington	Alaska, USA	--	--	--	--	--
Endeavor	Australia	5,512	1.58	--	8,681	--
Broken Hill	Australia	8,522	1.31	--	11,134	--
		24,902			39,880	183

Probable Mineral Reserves (Year-end 2005)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	--	--	--	--	--
Silver Valley	Idaho, USA	208	23.20	--	4,830	--
Cerro Bayo	Chile	496	7.48	0.13	3,712	64
Martha	Argentina	42	61.26	0.08	2,566	3
San Bartolome	Bolivia	46,176	3.29	--	151,882	--
Kensington	Alaska, USA	4,206	--	0.25	--	1,050
Endeavor	Australia	6,614	2.22	--	14,661	--
Broken Hill	Australia	2,998	1.27	--	3,822	--
		60,740			181,473	1,117

1)	Endeavor and Broken Hill reserves are effective as of June 30, 2005 and March 31, 2005, respectively.

2)	Metal prices used were $6.50/oz. Ag and $410.00/oz. Au, except Endeavor which uses a $7.06/oz. Ag price and San Bartolome which uses $6.00.

3)	Mineral Reserves correspond to Ore Reserves per US SEC classification.

Measured Mineral Resource (Year-end 2005)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	11,734	1.03	0.010	12,051	117
Silver Valley	Idaho, USA	847	12.18	--	10,308	--
Cerro Bayo	Chile	660	6.42	0.13	4,237	85
Martha	Argentina	25	38.46	0.05	975	1
San Bartolome	Bolivia	--	--	--	--	--
Kensington	Alaska, USA	--	--	--	--	--
Endeavor	Australia	5,291	2.13	--	11,267	--
Broken Hill	Australia	5,655	1.84	--	10,407	--
		24,212			49,245	203

Indicated Mineral Resource (Year-end 2005)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	3,912	1.03	0.010	4,018	39
Silver Valley	Idaho, USA	635	12.34	--	7,836	--
Cerro Bayo	Chile	1,558	3.72	0.08	5,797	122
Martha	Argentina	17	31.21	0.04	516	1
San Bartolome	Bolivia	70	2.29	--	160	--
Kensington	Alaska, USA	617	--	0.44	--	269
Endeavor	Australia	1,102	2.39	--	2,636	--
Broken Hill	Australia	1,742	1.72	--	3,002	--
		9,653			23,965	431

Inferred Mineral Resource (Year-end 2005)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	--	--	--	--	--
Silver Valley	Idaho, USA	1,099	11.07	--	12,161	--
Cerro Bayo	Chile	1,895	8.13	0.11	15,414	212
Martha	Argentina	93	49.80	0.06	4,611	5
San Bartolome	Bolivia	1,096	3.52	--	3,851	--
Kensington	Alaska, USA	2,499	--	0.23	--	584
Endeavor	Australia	2,094	1.60	--	3,360	--
Broken Hill	Australia	3,428	2.17	--	7,429	--
		12,204			46,826	801

Fourth Quarter 2005 Results (March 7, 2006)	Page 12 of 14

1)	Endeavor and Broken Hill mineral resources are effective as of June 30, 2005 and March 31, 2005, respectively. These tables do not include additions or depletions through December 31, 2005.

2)	Mineral resources are in addition to mineral reserves and have not demonstrated economic viability.

3)	Mineral resources correspond to mineralized material per US SEC guidelines.

4)	For additional information relating to the mineral reserve and mineral resource estimates on each property(including pricing assumptions, cut-off grades and other parameters, assumptions and methods used to prepare the estimates), we refer you to its technical report which is electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval at http://www.sedar.com.

Proven Reserves (Year-end 2004)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	21,453	0.87	0.01	18,662	195
Silver Valley	Idaho, USA	395	18.58	--	7,346	--
Cerro Bayo	Chile	336	7.53	0.13	2,533	43
Martha	Argentina	15	51.90	0.07	801	1
San Bartolome	Bolivia	--	--	--	--	--
Kensington	Alaska, USA	--	--	--	--	--
		22,199			29,342	239

Probable Reserves (Year-end 2004)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	2,545	0.81	0.01	2,069	18
Silver Valley	Idaho, USA	322	19.15	--	6,172	--
Cerro Bayo	Chile	526	6.80	0.14	3,576	73
Martha	Argentina	42	74.70	0.08	3,129	4
San Bartolome	Bolivia	46,176	3.29	--	151,882	--
Kensington	Alaska, USA	4,206	--	0.25	--	1,050
		53,817			166,828	1,145

Measured Resource (Year-end 2004)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	26,205	8.81	0.01	21,216	144
Silver Valley	Idaho, USA	577	11.10	--	6,407	--
Cerro Bayo	Chile	643	5.74	0.10	3,691	65
Martha	Argentina	21	53.72	0.06	1,125	1
San Bartolome	Bolivia	--	--	--	--	--
Kensington	Alaska, USA	--	--	--	--	--
		27,446			32,439	210

Indicated Resource (Year-end 2004)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	8,551	0.96	0.01	8,243	41
Silver Valley	Idaho, USA	553	11.93	--	6,603	--
Cerro Bayo	Chile	1,598	3.3	0.07	5,271	111
Martha	Argentina	20	38	0.05	754	1
San Bartolome	Bolivia	70	2.29	--	160	--
Kensington	Alaska, USA	617	--	0.44	--	269
		11,409			21,031	422

Inferred Resource (Year-end 2004)
		Short	Grade (ounces/ton)		Ounces (000s)
Property	Location	Tons (000s)	Silver	Gold	Silver	Gold
Rochester	Nevada, USA	308	1.73	0.00	533	1
Silver Valley	Idaho, USA	1,038	10.28	--	10,674	--
Cerro Bayo	Chile	1,588	4.70	0.08	7,462	133
Martha	Argentina	33	60.99	0.06	2,017	2
San Bartolome	Bolivia	1,096	3.52	--	3,851	--
Kensington	Alaska, USA	2,499	--	0.23	--	584
		6,562			24,537	720

Fourth Quarter 2005 Results (March 7, 2006)	Page 13 of 14

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release such as “measured,” “indicated,” “inferred” and “resources” that the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K, File No. 1-8641 which may be secured from us, or from the SEC’s website at: http://sec.gov/edgar.shtml.

The definitions of proven and probable mineral reserves under Canadian National Instrument 43-101 are substantially identical to the definitions of such reserves under Guide 7 of the SEC’s Securities Act Industry Guides.

Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information in this document. Mr. Birak has reviewed the available data and procedures and believes the calculation of resources and reserves in connection with these properties was conducted in a professional and competent manner.

Fourth Quarter 2005 Results (March 7, 2006)	Page 14 of 14